EXHIBIT 10.17

FIRST AMENDMENT

TO

THE STANDARD REGISTER COMPANY

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

EFFECTIVE JANUARY 1, 2007

This First Amendment to The Standard Register Company Supplemental Executive Retirement Plan (the “Plan”), is made this ____ day of December 2008.

WHEREAS, the Plan provides that it may be amended by a written instrument executed by The Standard Register Company (“Company”); and

WHEREAS, the Company has determined it advisable to amend the Plan.

NOW THEREFORE, effective January 1, 2008, the Plan is amended as follows:

1.

Section 2.18 is amended to read as follows:

“Plan” means The Standard Register Company Supplemental Executive Retirement Plan, as amended from time to time.

2.

Section 2.20 is amended by adding the following paragraph at the end thereof:

Termination of a Participant’s service means a separation from service as such term as defined in the Treasury Regulations under Section 409A of the Code.  Whether a termination of service has occurred shall be determined by the Committee in accordance with Section 409A of the Code and the regulations promulgated thereunder.

3.

The next to last sentence of Section 6.1 is amended to read as follows:

Upon the Disability of a Participant, the first annual installment shall be payable within the 90-day period after the Participant is determined to be disabled.

Executed this ____ day of December 2008.

THE STANDARD REGISTER COMPANY

By:  ____________________________

Title:  ___________________________